                       ANCOR COMMUNICATIONS, INCORPORATED

                      REGULATION D SUBSCRIPTION AGREEMENT

     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE OR OTHER SECURITIES AUTHORITIES. THEY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE FEDERAL AND STATE SECURITIES LAWS.

     THIS SUBSCRIPTION AGREEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY OF THE SECURITIES DESCRIBED HEREIN BY OR TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES AUTHORITIES, NOR HAVE SUCH AUTHORITIES CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SUBSCRIBERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED. SEE THE RISK FACTORS SET FORTH IN THE ATTACHED DISCLOSURE DOCUMENTS AS EXHIBIT E.

     SEE ADDITIONAL LEGENDS AT SECTIONS 3.7 and 9.


          THIS REGULATION D SUBSCRIPTION AGREEMENT (this "Agreement") is made as of the 19th day of February, 1998, by and between Ancor Communications, Incorporated, a corporation duly incorporated and existing under the laws of the State of Minnesota (the "Company"), and the undersigned subscriber executing this Agreement ("Subscriber").

          THE PARTIES HEREBY AGREE AS FOLLOWS:

          This Agreement is executed by Subscriber in connection with the offer by the Company and the purchase by Subscriber of Series C Preferred Stock, $.01 par value (the "Preferred Stock"), of the Company. The Preferred Stock is being offered at a purchase price of Ten Thousand Dollars ($10,000), U.S., per share, in minimum subscription amounts of at least ten (4) shares ($40,000), and increments of one (1) share ($10,000) in excess thereof, with a minimum aggregate offering amount of Eight Hundred (800) shares of Preferred Stock, or Eight

Million Dollars ($8,000,000) (the "Minimum Amount"), and up to a maximum aggregate amount of Eleven Hundred (1,100) shares of Preferred Stock, or Eleven Million Dollars ($11,000,000) (the "Maximum Amount") (collectively, the "Offering"). The terms of the Preferred Stock, including the terms on which the Preferred Stock may be converted into common stock, $.01 par value, of the Company (the "Common Stock"), are set forth in the Certificate of Designation of Series C Preferred Stock (the "Certificate of Designation"), in the form attached hereto as Exhibit A. The solicitation of this subscription and, if
                   ---------
accepted by the Company, the offer and sale of the Preferred Stock are being made in reliance upon the provisions of Regulation D ("Regulation D") promulgated under the Securities Act of 1933, as amended ("the Act"). The Preferred Stock and the Common Stock issuable upon conversion thereof (the "Conversion Shares") are sometimes referred to herein singularly as "Security" and collectively as the "Securities."

          It is agreed as follows:

          1.  Offering

              1.1  Offer to Subscribe; Purchase Price and Closing; and Placement
                   -------------------------------------------------------------
                   Fees.
                   ----

Subject to satisfaction of the conditions to closing set forth in Section 1.2 below, Subscriber hereby agrees to subscribe for and purchase Preferred Stock for the aggregate purchase price in the amount set forth in Section 10 of this Agreement, in accordance with the terms and conditions of this Agreement. The closing of a sale and purchase of Preferred Stock as to each Subscriber (the "Closing") shall be deemed to occur when this Agreement has been executed by both Subscriber and the Company, full payment for the Preferred Stock subscribed for shall have been made by Subscriber, and the conditions to Subscriber's obligations set forth in Section 1.2 have been satisfied.

The parties hereto acknowledge that Dunwoody Brokerage Services, Inc. is acting as placement agent (the "Placement Agent") for this Offering and will be compensated by the Company in cash and warrants to purchase Common Stock of the Company pursuant to the terms of a Placement Agent Agreement between the Company and the Placement Agent (the "Placement Agent Agreement"). The Placement Agent has acted solely as placement agent in connection with the Offering by the Company of the Preferred Stock pursuant to this Agreement. The information and data contained in the Disclosure Documents (as defined in Section 2.2.4) have not been subjected to independent verification by the Placement Agent, and no representation or warranty is made by the Placement Agent as to the accuracy or completeness of the information contained in the Disclosure Documents.

          1.2  Conditions to Subscriber's Obligations.  Subscriber's obligations
               --------------------------------------
hereunder are conditioned upon all of the following:

          (a)  the following documents shall have been received by the
               Subscriber: (i) the Registration Rights Agreement, in the form attached hereto as Exhibit B (the "Registration Rights
                                  ---------
               Agreement") (executed by the Company), (ii)
               an opinion of counsel, substantially in the form attached hereto as Exhibit C (the "Opinion of Counsel") (signed by the Company's
                  ---------
               counsel), (iii) [intentionally omitted], (iv) the Certificate of Designation, in the form attached hereto as Exhibit A (together
                                                           ---------
               with evidence that it has been filed with the Secretary of State of Minnesota); (v) certificates representing the Preferred Stock for which the Subscriber has subscribed issued in the name of the Subscriber; and (vi) a secretary's certificate, as to (A) the resolutions of the Company's board of directors authorizing this transaction, (B) the Company's Articles of Incorporation, and (C) the Company's Bylaws;

           (b) the Company's Common Stock shall be listed for and actively trading on the Nasdaq Small Cap Market;

           (c) other than as described in the Disclosure Documents (as described in Section 2.2.4), as of the Closing there have been no material adverse changes in the Company's business, prospects or financial condition since the date of the last balance sheet included in the Disclosure Documents (defined in Section 2.2.4), including but not limited to incurring material liabilities;

           (d) the representations and warranties of the Company are true and correct at the Closing as if made on such date and the conditions to Subscriber's obligations set forth in this Section
               1.2 are satisfied as of the Closing, and the Company shall deliver a certificate, signed by an officer of the Company, to such effect to the Subscriber;

           (e) [intentionally omitted]

           (f) the Company shall have reserved for issuance a sufficient number of shares of Common Stock to effect conversions of the Preferred Stock, which number of shares shall initially be equal to Two Million Six Hundred Fifty Thousand (2,650,000) shares.

     2. Representations, Warranties and Covenants of Subscriber. Subscriber hereby represents and warrants to and agrees with the Company as follows:

          2.1  Accredited Investor.  Subscriber is an accredited investor, as
               -------------------
defined in Rule 501 of Regulation D, and has checked the applicable box set forth in Section 10 of this Agreement.

          2.2  Investment Experience; Access to Information; Independent
               ---------------------------------------------------------
               Investigation.
               --------------

               2.2.1 Access to Information. Subscriber or Subscriber's professional advisor has been granted the opportunity to ask questions of and receive answers from representatives of the Company, its officers, directors, employees and agents and to obtain any additional information which Subscriber or Subscriber's professional advisor deems necessary concerning the terms and conditions of this Offering, the Company and its business and prospects.

               2.2.2 Reliance on Own Advisors. Subscriber has relied completely on the advice of, or has consulted with, Subscriber's own personal tax, investment, legal or other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any of the foregoing, within the meaning of Section 15 of the Acts for any tax or legal advice (other than reliance on information in the Disclosure Documents as defined in Section
2.2.4 and on the Opinion of Counsel).

               2.2.3 Capability to Evaluate. Subscriber has such knowledge and experience in financial and business matters so as to enable such Subscriber to utilize the information made available to it in connection with the Offering in order to evaluate the merits and risks of the prospective investment, which are substantial, including without limitation those set forth in the Disclosure Documents (as defined in Section 2.2.4 below).

               2.2.4 Disclosure Documents. Subscriber, in making Subscriber's investment decision to subscribe for the Securities hereunder, represents that
(a) Subscriber has received and had an opportunity to review (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (ii) the Company's quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997, (iii) the Risk Factors, attached as Exhibit E, (iv)
                                                               ---------
the Capitalization Schedule, attached as Exhibit F, (the "Capitalization
                                         ---------
Schedule"), (v) the Use of Proceeds Schedule, attached as Exhibit G, (the "Use
                                                          ---------
of Proceeds Schedule"), and (vi) the draft press release and related financial information with respect to the Company's 1997 fiscal year end earnings attached as Exhibit X (b) Subscriber has read, reviewed, and relied solely on the
   ---------
documents described in (a) above, the Company's representations and warranties and other information in this Agreement, including the exhibits, any other written information prepared by the Company which has been specifically provided to Subscriber in connection with this Offering and is designated in writing by the Company as a Disclosure Document (the documents described in Section 2.2.4
(a) and (b) are collectively referred to as the "Disclosure Documents"), and an independent investigation made by Subscriber and Subscriber's representatives, if any; (c) Subscriber has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company which have been filed as exhibits to the Company's filings under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and has had an opportunity to ask questions of and receive answers from the Company's officers and directors; and (d) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company other than those contained in the Disclosure Documents or incorporated herein or therein. Subscriber acknowledges and agrees that the Company has no responsibility for, does not ratify, and is under no responsibility whatsoever to comment upon or correct any reports, analyses or other comments made about the Company by any third parties, including, but not limited to, analysts' research reports or comments (collectively, "Third Party Reports"), and Subscriber has not relied upon any Third Party Reports, including any provided by the Placement Agent or Swartz Investments, LLC, in making the decision to invest.

               2.2.5 Investment Experience; Fend for Self. Subscriber has substantial experience in investing in securities and he, she or it has made investments in securities other than those of the Company. Subscriber acknowledges that Subscriber is able to fend for Subscriber's self in the transaction contemplated by this Agreement, that Subscriber has the ability to bear the economic risk of Subscriber's investment pursuant to this Agreement and that Subscriber is an "Accredited Investor" by virtue of the fact that Subscriber meets the investor qualification standards set forth in Section 2.1 above. Subscriber has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with Subscriber's purposes.

          2.3  Exempt Offering Under Regulation D.
               -----------------------------------

               2.3.1 Investment; No Distribution. Subscriber is acquiring the Securities to be issued and sold hereunder for his, her or its own account (or a trust account if such Subscriber is a trustee) for investment and not as a nominee and not with a present view to the distribution thereof. Subscriber is aware that there are legal limits on Subscriber's ability to sell or dispose of the Securities and, therefore, that Subscriber may be required to bear the economic risk of the investment for an indefinite period of time and has adequate means of providing for Subscriber's current needs and possible personal contingencies. Subscriber's commitment to illiquid investments is reasonable in relation to Subscriber's net worth. By making the representations in this
Section 2.3.1, the Subscriber does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Act, except as otherwise limited or required by Section 5(a) of the Certificate of Designation and
Section 6 of the Registration Rights Agreement.

               2.3.2  [Intentionally Omitted]

               2.3.3 Restricted Securities. Subscriber understands that the Preferred Stock issued at Closing is, and the Conversion Shares will be, characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction exempt from the registration requirements of the federal securities laws and that under such laws and applicable regulations such securities may not be transferred or resold without registration under the Act or pursuant to an exemption therefrom. In this connection, Subscriber represents that Subscriber is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

               2.3.4 Disposition. Without in any way limiting the representations set forth above, Subscriber further agrees not to sell, transfer, assign, pledge (except for any limited pledge in connection with a margin account of Subscriber to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available) and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein), or otherwise dispose of all or any portion of the Securities unless and until:

               (a) There is then in effect a registration statement under the Act and any applicable state securities laws covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (b) (i) Subscriber shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, Subscriber shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of the Securities under the Act or state securities laws. It is agreed that the Company will not require the Subscriber to provide opinions of counsel for transactions made pursuant to Rule 144 provided that Subscriber and Subscriber's broker, if necessary, provide the Company with the necessary representations for counsel to the Company to issue an opinion with respect to such transaction.

          2.4  Due Authorization.
               -----------------

               2.4.1 Authority. The person executing this Subscription Agreement, if executing this Agreement in a representative or fiduciary capacity, has full power and authority to execute and deliver this Agreement and each other document included herein for which a signature is required in such capacity and on behalf of the subscribing individual, partnership, trust, estate, corporation or other entity for whom or which Subscriber is executing this Agreement. Subscriber has reached the age of majority (if an individual) according to the laws of the state in which he or she resides.

               2.4.2 Due Authorization. If Subscriber is a corporation, Subscriber is duly and validly organized, validly existing and in good corporate standing as a corporation under the laws of the jurisdiction of its incorporation with full power and authority to purchase the Securities to be purchased by Subscriber and to execute and deliver this Agreement.

               2.4.3  [Intentionally Omitted]

               2.4.4 Representatives. If Subscriber is purchasing in a representative or fiduciary capacity, the representations and warranties shall be deemed to have been made on behalf of the person or persons for whom Subscriber is so purchasing.

     3.   Acknowledgments    Subscriber is aware that:

          3.1  Risks of Investment.  Subscriber recognizes that an investment in
               -------------------
the Company involves substantial risks, including the potential loss of Subscriber's entire investment herein. Subscriber recognizes that the Disclosure Documents, this Agreement and the exhibits hereto do not purport to contain all the information which would be contained in a registration statement under the Act;

          3.2  No Government Approval.  No federal or state agency has passed
               ----------------------
upon the Securities, recommended or endorsed the Offering, or made any finding or determination as to the fairness of this transaction;

          3.3  No Registration.  The Securities and any component thereof have
               ---------------
not been registered under the Act or any applicable state securities laws by reason of exemptions from the registration requirements of the Act and such laws, and may not be sold, pledged (except for any limited pledge in connection with a margin account of Subscriber to the extent that such pledge does not require registration under the Act or unless an exemption from such registration is available and provided further that if such pledge is realized upon, any transfer to the pledgee shall comply with the requirements set forth herein) assigned or otherwise disposed of in the absence of an effective registration of the Securities and any component thereof under the Act or unless an exemption from such registration is available;

          3.4  [Intentionally Omitted].
               -----------------------

          3.5  No Assurances of Registration.  There can be no assurance that
               -----------------------------
any registration statement will become effective at the scheduled time, or ever. Subscriber acknowledges that it may be required to bear the economic risk of Subscriber's investment for an indefinite period of time;

          3.6  Exempt Transaction.  Subscriber understands that the Securities
               ------------------
are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state law and that the representations, warranties, agreements, acknowledgments and understandings set forth herein are being relied upon by the Company in determining the applicability of such exemptions and the suitability of Subscriber to acquire such Securities;

          3.7  Legends.  It is understood that the certificates evidencing the
               -------
Preferred Stock, and the Conversion Shares, subject to legend removal under the terms of Section 5.9 below, shall bear the following legend (the "Legend"):

          "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, nor the securities laws of any other jurisdiction. They may not be sold or transferred in the absence of an effective registration statement under those securities laws or an exemption therefrom."

          3.8  Missouri Representation.  If a Missouri resident, I hereby
               -----------------------
represent that (i) I understand that the Securities are not registered under the Missouri Securities Act and may be disposed of only through a licensed broker-dealer and (ii) I have been advised that it is a felony to sell securities in violation of the Missouri Securities Act.

     4. Representations and Warranties of the Company . The Company hereby makes the following representations and warranties to Subscriber (which shall be true at the signing of this Agreement and as of Closing) and agrees with Subscriber that:

          4.1  Organization, Good Standing, and Qualification.  The Company is a
               ----------------------------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota, USA and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the business or properties of the Company and its subsidiaries taken as a whole. The Company is not the subject of any pending, threatened or, to its knowledge, contemplated investigation or administrative or legal proceeding by the Internal Revenue Service, the taxing authorities of any state or local jurisdiction, the Securities and Exchange Commission ("SEC"), The National Association of Securities Dealers, Inc., The Nasdaq Stock Market, Inc. or any state securities commission, or any other governmental entity, which have not been disclosed in the Disclosure Documents. The Company does not have any subsidiaries.

          4.2  Corporate Condition.  The Company's condition is, in all material
               -------------------
respects, as described in the Disclosure Documents, except for changes in the ordinary course of business and normal year-end adjustments that are not, in the aggregate, materially adverse to the Company. There have been no material adverse changes in the Company's business, prospects or financial condition since September 30, 1997, including but not limited to incurring material liabilities, of which any officer of the Company is aware of or should be aware of after due inquiry. The financial statements contained in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles, consistently applied (except as otherwise permitted by Regulation S-X of the Exchange Act), and fairly present the financial condition of the Company as of the dates of the balance sheets included therein and the consolidated results of its operations and cash flows for the periods then ended. Without limiting the foregoing, there are no material liabilities, contingent or actual, that are not disclosed in the Disclosure Documents (other than liabilities incurred by the Company in the ordinary course of its business, consistent with its past practice, after the period covered by the Disclosure Documents). The Company has paid all material taxes which are due, except for taxes which it reasonably disputes. There is no material claim, litigation, or administrative proceeding pending, or, to the best of the Company's knowledge, threatened against the Company or its officers and directors in their capacity as such, except as disclosed in the Disclosure Documents. The Disclosure Documents do not contain any untrue statement of a material fact and do not omit to state any material fact required to be stated therein necessary to make the statements contained therein not misleading in the light of the circumstances under which they were made. No event or circumstance exists relating to the Company which under applicable law, would require disclosure in a registration statement for the primary issuance by the Company of its Common Stock but which has not been so publicly announced or disclosed.

          4.3  Authorization.  Except for the filing of the Certificate of
               -------------
Designation, all corporate action on the part of the Company by its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance and delivery of the Preferred Stock being sold hereunder and the issuance (and the reservation for issuance) of the Conversion Shares have been taken, and this Agreement, the Certificate of Designation, the Irrevocable Instructions to Transfer Agent, and the Registration Rights Agreement constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting creditors' rights generally or by principles governing the availability of equitable remedies. The Company has obtained all consents and approvals required for it to execute, deliver and perform each agreement referenced in the previous sentence.

          4.4  Valid Issuance of Preferred Stock and Common Stock.  The
               --------------------------------------------------
Preferred Stock, when issued, sold and delivered in accordance with the terms hereof, for the consideration expressed herein, will be validly issued, fully paid and nonassessable and, based in part upon the representations of Subscriber in this Agreement and of the Placement Agent in the Placement Agent Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws. The Conversion Shares, when issued in accordance with the terms of the Certificate of Designation shall be duly and validly issued and outstanding, fully paid and nonassessable, and based in part on the representations and warranties of Subscriber in this Agreement and of the Placement Agent in the Placement Agent Agreement, will be issued in compliance with all applicable U.S. federal and state securities laws. The Preferred Stock and the Conversion Shares will be issued free of any preemptive rights. The Company currently has Two Million Six Hundred Fifty Thousand (2,650,000) Conversion Shares reserved for issuance upon conversion of the Preferred Stock.

          4.5  Compliance with Other Instruments.  The Company is not in
               ---------------------------------
violation or default of any provisions of its Articles of Incorporation or Bylaws each as amended, and in effect on and as of the date of this Agreement or of any provision of any instrument or contract to which it is a party or by which it is bound or of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Company, which would have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement, the Registration Rights Agreement, the Certificate of Designation and the Irrevocable Instructions to Transfer Agent, except as described in the Disclosure Documents. The execution, delivery and performance of this Agreement and the other agreements entered into in conjunction with the Offering and the consummation of the transactions contemplated hereby and thereby will not (a) result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, which would have a material adverse effect on the Company's business or prospects, or on the performance of its obligations under this Agreement, the Registration Rights Agreement, the Certificate of Designation and the Irrevocable Instructions to Transfer Agent, except as described in the Disclosure Documents, (b) violate the Company's Articles of Incorporation or By-Laws or (c) violate any statute, rule or governmental regulation applicable to the Company which violation would have a material adverse effect on the Company's business or prospects.

          4.6  Reporting Company.  The Company is subject to the reporting
               -----------------
requirements of the Exchange Act, has a class of securities registered under
Section 12 of the Exchange Act, and has filed all reports required by the Exchange Act since the date the Company first became subject to such reporting obligations. The Company is not in violation of the listing requirements of the Nasdaq Small Cap Market.

          4.7  Capitalization.  The capitalization of the Company as of
               --------------
September 30 1997, is, and the pro forma capitalization as of such date, after taking into account the offering of the Securities contemplated by this Agreement and all other share issuances occurring prior to this Offering, will be, as set forth in the Capitalization Schedule as set forth in Exhibit F.
                                                                ---------
There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

     As of February 17, 1998, the Company's authorized capital stock consisted of 20,000,000 shares of Common Stock, of which 11,918,226 shares are issued and outstanding and 5,409,851 shares were reserved for future issuance and 5,000,000 shares of preferred stock, of which 1,100 have been designated as Series A Preferred Stock, none of which are outstanding, 900 of which have previously been designated as Series B Preferred Stock, 440 of which are outstanding and, upon filing of the Certificate of Designations with the Minnesota Secretary of State on the date of the Closing, 1,100 of which will be designated as Series C Preferred Stock and the remaining 4,996,900 shares are undesignated as to series.

          4.8  Intellectual Property.  The Company has valid, unrestricted and
               ---------------------
exclusive ownership of or rights to use the patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business. Section A of Exhibit H lists all patents, trademarks, trademark registrations, trade names
---------
and copyrights of the Company. The Company has granted such licenses or has assigned or otherwise transferred a portion of (or all of) such valid, unrestricted and exclusive patents, trademarks, trademark registrations, trade names, copyrights, know-how, technology and other intellectual property necessary to the conduct of its business as set forth on Section B of Exhibit H.
                                                                      ---------
The Company has been granted licenses, know-how, technology and/or other intellectual property necessary to the conduct of its business as set forth on Section C Exhibit H. To the best of the Company's knowledge after due inquiry,
          ---------
the Company is not infringing on the intellectual property rights of any third party, nor is any third party infringing on the Company's intellectual property rights. There are no restrictions in any agreements, licenses, franchises, or other instruments which preclude the Company from engaging in its business as presently conducted.

          4.9  Use of Proceeds.  As of the date hereof, the Company expects to
               ---------------
use the net proceeds from this Offering (less fees and expenses) for the purposes and in the approximate amounts set forth on the Use of Proceeds Schedule set forth as Exhibit G hereto. These purposes and amounts are
                      ---------
estimates and are subject to change without notice to any Subscriber. The Company will not use in excess of $1,000,000 of the proceeds of this Offering to acquire any entity or the assets of any business prior to December 31, 1998.

          4.10  No Rights of Participation.  No person or entity, including, but
                --------------------------
not limited to, current or former shareholders of the Company, underwriters, brokers, agents or other third parties, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the financing contemplated by this Agreement which has not been waived.

          4.11  Company Acknowledgment.  The Company hereby acknowledges that
                ----------------------
Subscriber may elect to hold the Securities for an indefinite period of time, as permitted by the terms of this Agreement, the Certificate of Designation and other agreements contemplated hereby, and the Company further acknowledges that Subscriber and the Placement Agent have made no representations or warranties, either written or oral, as to how long the Securities will be held by Subscriber or regarding Subscriber's trading history or investment strategies.

          4.12  Termination Date of Offering.  There shall only be one Closing
                ----------------------------
of the purchase and sale of the Preferred Stock and the date of such Closing shall be referred to as the ("Last Closing Date").

          4.13  Underwriter's Fees and Rights of First Refusal.  The Company is
                ----------------------------------------------
not obligated to pay any compensation or other fees, costs or related expenditures in cash or securities to any underwriter, broker, agent or other representative other than the Placement Agent in connection with this Offering.

          4.14  Availability of Form S-3.  The Company is currently eligible and
                ------------------------
agrees to maintain its eligibility to register the resale of its Common Stock on a registration statement on Form S-3 under the Act.

          4.15  No Integrated Offering.  Neither the Company, nor any of its
                ----------------------
affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any of the Company's securities or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Act pursuant to the provisions of Regulation D or would require the issuance of any other securities to be integrated with this Offering under the Rules of Nasdaq. The Company has not engaged in any form of general solicitation or advertising in connection with the offering of Series C Preferred Stock.

          4.16  Acknowledgment of Dilution.  The number of Conversion Shares
                --------------------------
issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including the circumstance in which the trading price of the Common Stock declines. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereunder and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded in its good faith business judgment that such issuance is in the best interests of the Company. The Company acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Stock is binding upon it and enforceable regardless of the dilution that such issuance may have on the ownership interests of the other shareholders.

          4.17  Foreign Corrupt Practices.  Neither the Company, nor any of its
                -------------------------
subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

          4.18  Key Employees.  Each Key Employee (as defined below) is
                -------------
currently serving the Company in the capacity disclosed in Exhibit I. No Key
                                                           ---------
Employee, to the best knowledge of the Company and its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each Key Employee does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. No Key Employee has, to the best knowledge of the Company, any intention to terminate his employment with, or services to, the Company. "Key Employee" means each of Ken Hendrickson, Chief Executive Officer, Calvin G. Nelson, President, and Steven E. Snyder, Chief Financial Officer.

          4.19 Tax Status.  The Company has made or filed all federal and state
               ----------
income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and as set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

          4.20 Transactions With Affiliates.  Except as set forth in the
               ----------------------------
Disclosure Documents, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          4.21 Application of Takeover Protections.  The Company and its board
               -----------------------------------
of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination or other similar anti-takeover provision under Minnesota law which is or could become applicable to the Subscriber as a result of the transactions contemplated by this Agreement, including, without limitation, the issuance of the Preferred Stock and any conversions of the Preferred Stock and ownership of the Conversion Shares.

          4.22 Other Agreements.  The Company has not, directly or indirectly,
               ----------------
made any agreements with the Subscriber, or any other subscriber under a subscription in the form of this Agreement for the purchase of Preferred Stock, relating to the terms or conditions of the transactions contemplated hereby or thereby except as expressly set forth herein or therein, respectively, or in exhibits hereto or thereto.


     5.   Covenants of the Company

          5.1  Independent Auditors.  The Company shall, until at least three
               --------------------
(3) years after the Last Closing Date, maintain as its independent auditors an accounting firm authorized to practice before the SEC.

          5.2  Corporate Existence and Taxes.  The Company shall, until at least
               -----------------------------
the later of (i) the date that is three (3) years after the Last Closing Date or
(ii) the conversion or redemption of all of the Preferred Stock purchased pursuant to this Agreement, maintain its corporate existence in good standing and remain a "Reporting Issuer" (defined as a Company which files periodic reports under the Exchange Act) (provided, however, that the foregoing covenant shall not prevent the Company from entering into any merger or corporate reorganization as long as the surviving entity in such transaction, if not the Company, assumes the Company's obligations with respect to the Preferred Stock and has Common Stock listed for trading on a stock exchange or on Nasdaq and is a Reporting Issuer) and shall pay all its taxes when due except for taxes which the Company disputes.

          5.3  Registration Rights.  The Company will enter into a registration
               -------------------
rights agreement covering the resale of the Conversion Shares in the form of the Registration Rights Agreement attached as Exhibit B.
                                          ---------

          5.4  Notification of Last Closing Date by Company.  Within thirty-five
               --------------------------------------------
(35) business days after the Last Closing Date, the Company shall notify Subscriber in writing of the dates that Subscriber is entitled to convert Subscriber's Preferred Stock, the value of the First Year Maximum Conversion Price, as that term is defined in the Certificate of Designation, and the name and telephone number of an administrative contact person at the Company whom the Subscriber may contact regarding information related to conversion of the Preferred Stock as contemplated by the Certificate of Designation.

          5.5  Asset Transfers.  The Company shall not transfer, sell, convey or
               ----------------
otherwise dispose of any of its material assets to any Subsidiary or affiliate except for a cash or cash equivalent consideration and for a proper business purpose, while any shares of the Preferred Stock are outstanding without the consent of the holders of 75% of the outstanding Preferred Stock.

          5.6  Capital Raising Limitations; Rights of First Refusal.
               ----------------------------------------------------

               5.6.1 Capital Raising Limitations. The Company shall not issue or sell, or agree to issue or sell, any debt or equity securities (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity or debt securities of the Company) for a period beginning on the date hereof and ending Two Hundred and Forty (240) days after the Last Closing Date without obtaining the prior written approval of Subscribers holding a majority of the purchase price of Preferred Stock then outstanding (the "Future Offerings Lock Up").

               5.6.2 Right of First Offer. The Company agrees that, during the period beginning on the date hereof and terminating one year following the Last Closing Date, the Company will not, without the prior written consent of each Subscriber (which shall be deemed given for the warrants to purchase Common Stock issued or to be issued to the Placement Agent in consideration of its services in connection with this Agreement and the transactions contemplated hereby) issue or sell, or agree to issue or sell any equity or debt securities of the Company (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity or debt securities of the Company) ("Future Offerings") unless the Company shall have first delivered to each Subscriber at least ten (10) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing each Subscriber and its affiliates an option for such ten (10) business day period following delivery of such notice to purchase up to the amount of the securities, as designated in Section 5.6.3 below, being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence are collectively referred to as the "Capital Raising Limitations").

               5.6.3 Amount of Subscriber's Right of First Refusal. The amount of securities which a Subscriber is entitled to purchase in such a Future Offering shall be a number obtained by multiplying the aggregate amount of securities being offered in the Future Offering by a fraction, the numerator of which is the purchase price of the Preferred Stock purchased by the Subscriber pursuant to this Agreement and the denominator of which is the aggregate dollar amount of Preferred Stock placed in this Offering.

          5.6.4 Exceptions to the Capital Raising Limitation. The Future Offerings Lock Up and Capital Raising Limitations shall not apply to any transaction involving issuances of securities as consideration for a merger, consolidation, acquisition or purchase of assets, or, in connection with any of the foregoing transactions with an industry partner (a "Strategic Alliance"), or in connection with the disposition or acquisition of a business, product or license by the Company or exercise of options by employees, consultants or directors; provided, however, that no registration statement covering the resale of Common Stock issued in connection with a Strategic Alliance, or upon conversion, exercise or exchange of securities issued in connection with such transactions, shall be declared effective prior to the date that is one year after the Last Closing Date. The Capital Raising Limitations also shall not apply to (a) the issuance of securities pursuant to a firm commitment underwritten public offering, (b) the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof, (c) the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan for the benefit of the Company's employees, directors or consultants, or (d) the issuance of debt securities, with no equity feature, incurred solely for working capital purposes.

          5.7  Financial 10-K Statements, Etc. and Current Reports on Form 8-K.
               ---------------------------------------------------------------
The Company shall make available, upon request, to the holders of the Preferred Stock copies of its annual reports on Form 10-K, and quarterly reports on Form 10-Q and shall deliver to the Subscriber current reports on form 8-K within two
(2) days of filing for as long as the Preferred Stock may remain outstanding. The Company shall file a current report on form 8-K disclosing the terms of this Offering and the Securities within two (2) business days of the date of Closing.

          5.8  Opinion of Counsel.  Subscribers shall, concurrent with the
               ------------------
purchase of the Preferred Stock pursuant to this Agreement, receive an opinion letter from Dorsey & Whitney LLP, Pillsbury Center South, 220 South Sixth Street, Minneapolis, MN 55402, Telephone (612) 340-2600 ("Counsel"), counsel to the Company, in the form attached as Exhibit C.
                                     ---------

          5.9  Removal of Legend Upon Conversion.  Conversion Shares shall be
               ---------------------------------
issued to transferees thereof without restrictive legend upon the terms set forth in the Irrevocable Instructions to Transfer Agent. The Company will, or will instruct the Transfer Agent to, remove the restrictive legend from Conversion Shares provided the Conversion Shares are eligible for resale pursuant to Rule 144(k) and the Holder thereof makes the representations necessary for counsel to the Company to issue a legal opinion to that effect.

          5.10  Listing. The Company shall (i) continue the listing and trading
                -------
of its Common Stock on the Nasdaq Small Cap Market ("Nasdaq"), or on the Nasdaq National Market System ("NMS"), the New York Stock Exchange ("NYSE"), or the American Stock Exchange ("AMEX"); and (ii) comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable.

          5.11   The Company's Instructions to Transfer Agent.  The Company
                 --------------------------------------------
shall use its best efforts to, within ten (10) business days of the Last Closing Date, enter into an agreement with the Company's transfer agent (the "Transfer Agent") substantially in the form attached hereto as Exhibit D (the "Irrevocable
                                                     ---------
Instructions to Transfer Agent"), with such modifications as are necessary to reflect the terms of this Offering and the Certificate of Designations. The Company will issue to its Transfer Agent the Irrevocable Instructions to Transfer Agent in the form of Exhibit D instructing the Transfer Agent to issue
                              ---------
certificates, registered in the name of each Subscriber or its nominee, for the Conversion Shares in such amounts as specified from time to time by such Subscriber to the Company upon conversion of the Preferred Stock upon the terms and conditions set forth in Section 5.9 above. The Company warrants that no instruction, other than such instructions referred to in Section 5.9 hereof will be given by the Company to its Transfer Agent with respect to the Preferred Stock or the Conversion Shares. Nothing in this Section shall affect in any way each Subscriber's obligations and agreement set forth in Sections 2.3.3 or 2.3.4 hereof to resell the Securities pursuant to an effective registration statement and to deliver a prospectus in connection with such sale or in compliance with an exemption from the registration requirements of applicable securities laws. The Company hereby agrees that it will not unilaterally terminate its relationship with the Transfer Agent for any reason prior to the date which is three (3) years and one month after the Last Closing Date or one (1) month after the first date that no Preferred Stock is outstanding, whichever is earlier (the "Ending Date") without the consent of the holders of 75% in interest of the then outstanding Preferred Stock. In the event the Company's agency relationship with the Transfer Agent should be terminated for any other reason prior to the date which is three (3) years after the Last Closing Date, the Company's Transfer Agent shall continue acting as transfer agent pursuant to the terms of the Irrevocable Instructions to Transfer Agent until such time that a successor transfer agent (i) is appointed by the Company; (ii) is approved by seventy-five percent (75%) of the Subscribers of outstanding Preferred Stock; and (iii) executes and agrees to be bound by the terms of the Irrevocable Instructions to Transfer Agent.

     6.   Subscriber Covenant/Miscellaneous

          6.1  Representations and Warranties Survive the Closing; Severability.
               ----------------------------------------------------------------
The Subscriber's and the Company's representations and warranties shall survive the Closing of the transactions contemplated by this Agreement notwithstanding any due diligence investigation made by or on behalf of the party seeking to rely thereon. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

          6.2  Successors and Assigns.  The terms and conditions of this
               ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Subscriber may assign Subscriber's rights hereunder, in connection with any private sale of the Preferred Stock of such Subscriber, so long as, as a condition precedent to such transfer, the transferee executes an acknowledgment agreeing to be bound by the applicable provisions of this Agreement in a form acceptable to the Company and provides an original copy of such acknowledgment to the Company.

          6.3  Governing Law; Jurisdiction; Jury Trial.  This Agreement shall be
               ---------------------------------------
governed by and construed under the laws of the State of New York without regard to conflict of laws principles. Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

          6.4  Execution in Counterparts Permitted.  This Agreement may be
               -----------------------------------
executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one (1) instrument.

          6.5  Titles and Subtitles; Gender.  The titles and subtitles used in
               ----------------------------
this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. The use in this Agreement of a masculine, feminine or neither pronoun shall be deemed to include a reference to the others.

          6.6  Written Notices, Etc.  Any notice, demand or request required or
               --------------------
permitted to be given by the Company or Subscriber pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally, or by facsimile or upon receipt if by overnight or two (2) day courier, addressed to the parties at the addresses and/or facsimile telephone number of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

          6.7  Expenses.  Except as set forth in Section 8 hereof and Section 9
               --------
of the Registration Rights Agreement, each of the Company and Subscriber shall pay all costs and expenses that it respectively incurs, with respect to the negotiation, execution, delivery and performance of this Agreement.

          6.8  Entire Agreement; Written Amendments Required.  This Agreement,
               ---------------------------------------------
including the Exhibits attached hereto, the Certificate of Designation, the Preferred Stock certificates, the Registration Rights Agreement, the Escrow Agreement, the Irrevocable Instructions to Transfer Agent and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

          6.9  [Intentionally Omitted]

          6.10 [Intentionally Omitted]

          6.11  Limitations on Shorting.  Subscribers hereby covenants and
                -----------------------
agrees that (i) during the thirty (30) trading days following the Last Closing Date, and (ii) during the five (5) consecutive Wednesdays immediately preceding the date that is one (1) year after the date of the Last Closing Date, Subscriber will not enter into a short sale within the meaning of Rule 3b-3 of the Exchange Act with respect to the Common Stock of the Company; provided, however, that nothing herein shall limit the rights of a holder of Series B Preferred Stock to sell shares of Common Stock received or to be received upon conversion of Series B Preferred Stock provided that the Notice of Conversion (as defined in the Certificate of Designation) is delivered by the end of the first business day following such sale.


          7.1  [Intentionally omitted]

          7.2  [Intentionally omitted]

          7.3  [Intentionally omitted]

     8.   Indemnification.

     In consideration of each Buyer's execution and delivery of the Subscription Agreement, Registration Rights Agreement, Irrevocable Instructions to Transfer Agent (the "Transaction Documents") and acquiring the Securities thereunder and in addition to all of the Company's other obligations under the Transaction Documents and the Certificate of Designations, the company shall defend, protect, indemnify and hold harmless Subscriber and all of its stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents, members, partners or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorney's fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or documents contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or the Certificate of Designations or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim, derivative or otherwise, by any shareholder of the Company based on a breach or alleged breach by the Company or any of its officers or directors of their fiduciary or other obligations to the shareholders of the Company.

     To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which it would be required to make if such foregoing undertaking was enforceable which is permissible under applicable law.

     Promptly after receipt by an Indemnified Party of notice of the commencement of any action pursuant to which indemnification may be sought, such Indemnified Party will, if a claim in respect thereof is to be made against the other party (hereinafter "Indemnitor") under this Section 8, deliver to the Indemnitor a written notice of the commencement thereof and the Indemnitor shall have the right to participate in and to assume the defense thereof with counsel reasonably selected by the Indemnitor, provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of such counsel to be paid by the Indemnitor, if representation of such Indemnified Party by the counsel retained by the Indemnitor would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnitor within a reasonable time of the commencement of any such action, if prejudicial to the Indemnitor's ability to defend such action, shall relieve the Indemnitor of any liability to the Indemnified Party under this Section 8, but the omission to so deliver written notice to the Indemnitor will not relieve it of any liability that it may have to any Indemnified Party other than under this
Section 8 to the extent it is prejudicial.

     9.   Certain Additional Legends and Information.

FOR FLORIDA RESIDENTS:

          THE SECURITIES REFERRED TO HEREIN WILL BE SOLD TO, AND ACQUIRED BY, THE HOLDER IN A TRANSACTION EXEMPT UNDER SECTION 517.061 OF THE FLORIDA SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. IN ADDITION, ALL FLORIDA RESIDENTS SHALL HAVE THE PRIVILEGE OF VOIDING THE PURCHASE WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH SUBSCRIBER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH SUBSCRIBER, WHICHEVER OCCURS LATER.

FOR MAINE RESIDENTS:

          THESE SECURITIES ARE BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE BANK SUPERINTENDENT OF THE STATE OF MAINE UNDER SECTION 10502(2)(R) OF TITLE 32 OF THE MAINE REVISED STATUTES. THESE SECURITIES MAY BE DEEMED RESTRICTED SECURITIES AND AS SUCH THE HOLDER MAY NOT BE ABLE TO RESELL THE SECURITIES UNLESS PURSUANT TO REGISTRATION UNDER STATE OR FEDERAL SECURITIES LAWS OR UNLESS AN EXEMPTION UNDER SUCH LAWS EXISTS.

FOR PENNSYLVANIA RESIDENTS:

     EACH PENNSYLVANIA RESIDENT WHO SUBSCRIBES FOR THE SECURITIES BEING OFFERED HEREBY AGREES NOT TO SELL THESE SECURITIES FOR A PERIOD OF TWELVE MONTHS AFTER THE DATE OF PURCHASE UNLESS SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE. UNDER PROVISION OF THE PENNSYLVANIA

SECURITIES ACT OF 1972 (THE "1972 ACT"), EACH PENNSYLVANIA RESIDENT SHALL HAVE THE RIGHT TO WITHDRAW HIS ACCEPTANCE WITHOUT INCURRING ANY LIABILITY, TO THE SELLER, UNDERWRITER (IF ANY) OR ANY PERSON, WITHIN TWO (2) BUSINESS DAYS FROM THE DATE OF RECEIPT BY THE ISSUER OF HIS WRITTEN BINDING CONTRACT OF PURCHASE OR IN THE CASE OF A TRANSACTION IN WHICH THERE IS NO WRITTEN BINDING CONTRACT OF PURCHASE, WITHIN TWO BUSINESS DAYS AFTER HE MAKES THE INITIAL PAYMENT FOR THE SECURITIES BEING OFFERED. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER OR TELEGRAM TO THE SELLING AGENT AT THE ADDRESS SET FORTH IN THE TEXT OF THE MEMORANDUM, INDICATING HIS OR HER INTENTION TO WITHDRAW. SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED SECOND BUSINESS DAY. IT IS PRUDENT TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. IF THE REQUEST IS MADE ORALLY (IN PERSON OR BY TELEPHONE, TO THE SELLING AGENT AT THE NUMBER LISTED IN THE TEXT OF THE MEMORANDUM) A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

FOR NEW HAMPSHIRE RESIDENTS:

          NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.



                           [INTENTIONALLY LEFT BLANK]

     10.  Number of Shares and Purchase Price.   Subscriber subscribes for
_________ shares of Preferred Stock (in the amount of $10,000 per Share) against payment by wire transfer in the amount of $___________________ ("Purchase Price").

     11.  Accredited Investor.   Subscriber is an "accredited investor" because
(check all applicable boxes):

     (a) [ ] it is an organization described in Section 501(c)(3) of the Internal Revenue Code, or a corporation, limited duration company, limited liability company, business trust, or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

     (b) [ ] any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment.

     (c)  [  ] a natural person, who

          [ ] is a director, executive officer or general partner of the issuer of the securities being offered or sold or a director, executive officer or general partner of a general partner of that issuer.

          [ ] has an individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeding $1,000,000.

          [ ] had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

     (d)  [  ] an entity each equity owner of which is an entity described in a
               - b above or is an individual who could check one (1) of the last three (3) boxes under subparagraph (c) above.

     (e)  [  ] other [specify]__________________________________________________

     The undersigned acknowledges that this Agreement and the subscription represented hereby shall not be effective unless accepted by the Company as indicated below.

     IN WITNESS WHEREOF, the undersigned Subscriber does represent and certify under penalty of perjury that the foregoing statements are true and correct and that Subscriber by the following signature(s) executed this Agreement.

Dated this _____ day of February, 1998.



_______________________________    ____________________________________________
         Your Signature                  PRINT EXACT NAME IN WHICH YOU WANT
                                    THE SECURITIES TO BE REGISTERED

                                     DELIVERY INSTRUCTIONS:
-------------------------------      ----------------------
Name: Please Print                   Please type or print address where your
                                     security is to be delivered

_______________________________      ATTN.:_____________________________________
Title/Representative Capacity
(if applicable)

_______________________________      ___________________________________________
Name of Company You Represent           Street Address
(if applicable)

_______________________________      ___________________________________________
Place of Execution of this              City, State or Province, Country,
Agreement                               Offshore Postal Code

                                     ___________________________________________
                                        Phone Number (For Federal Express)
                                        and Fax Number (re: Notice)


WITH A COPY TO:
              -
Please type or print address where copies are to be delivered

ATTN.:____________________________________________


__________________________________________________
Street Address

__________________________________________________
City, State or Province, Country, Offshore Postal Code

__________________________________________________
Phone Number (For Federal Express) and Fax Number (re: Notice)


     THIS AGREEMENT IS ACCEPTED BY THE COMPANY IN THE AMOUNT OF $______________ ON THE ____ DAY OF FEBRUARY, 1998.

                    Ancor Communications, Incorporated

                    By:________________________________
                    Name:______________________________
                    Title:_______________________________